Exhibit 99.2

PHOTON DYNAMICS APPOINTS MICHAEL SCHRADLE CHIEF FINANCIAL OFFICER

SAN JOSE, Calif., November 2, 2006— Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield-management solutions for the flat panel display (FPD) market, today announced the appointment of Michael W. Schradle, age 61, to the position of chief financial officer (CFO), effective November 6, 2006.

Schradle’s career spans over 30 years. Before joining Photon Dynamics, he most recently served as the Vice President, Operations and CFO of fabless semiconductor company Micro Linear Corporation. Schradle joined Micro Linear in July 2000 as Vice President, Finance and CFO; and in October 2002, he was also named Vice President, Operations. Prior to joining Micro Linear, he was a consultant from January 2000 to July 2000 for David Powell, Inc.’s Financial Services Division, which provides interim CFO support to emerging companies. From January 1998 to January 2000, Schradle was CFO of Arithmos, Inc., a semiconductor company. Prior to joining Arithmos, he held various financial executive and management positions in high-technology companies including Intel Corporation, Daisy Systems, and Raychem Corporation. Schradle holds the degrees of Bachelor of Science in Physics from Stanford University; Master of Science, Engineering from University of California, Los Angeles (UCLA); and a Master’s of Business Administration from UCLA Anderson School of Management.

“We are pleased to welcome Mike to the Photon Dynamics executive team and look forward to his contributions to the Company," said Jeffrey Hawthorne, president and chief executive officer of Photon Dynamics. "Mike is a seasoned executive and we are confident that his extensive career in both Fortune 500 companies such as Intel and smaller public and private high-tech companies has given him the breadth and depth of finance and operational management experience to support our continued leadership in yield management solutions for the flat panel display market.”

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 -
Certain statements in this press release are forward-looking statements. These forward-looking statements involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to: the current economic uncertainty, which may cause consumers to purchase products containing flat panel displays at a rate lower than Photon Dynamics and its customers expect, and therefore that could lead Photon Dynamics' customers to reduce investments in Photon Dynamics' products below that which Photon Dynamics projects until the markets become more certain; current economic conditions may cause an increase in competitive pricing pressures; and the risk of the introduction of competing products having technological and/or pricing advantages, which would reduce the demand for Photon Dynamics' products. As a result, Photon Dynamics' actual results and end user demand may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors Affecting Operating Results" in Photon Dynamics' Quarterly Report on Form 10-Q as filed on August 9, 2006 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

About Photon Dynamics
Photon Dynamics, Inc. is a leading global supplier of integrated yield management solutions for the flat panel display market. Photon Dynamics develops systems that enable manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. Founded in 1986, Photon Dynamics is headquartered in San Jose, California with sales and customer support offices in Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; and Tokyo and Tsu, Japan. For more information about Photon Dynamics, visit its website at www.photondynamics.com.